SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 18, 2010

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Third Amended and Restated 2005 Omnibus Equity Compensation Plan; Amendments to Executive Employment Agreements

On November 13, 2009, Internet Capital Group, Inc’s (“ICG’s”) Board of Directors (the “Board”) adopted, subject to stockholder approval at ICG’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) an amendment and restatement of ICG’s Second Amended and Restated 2005 Omnibus Equity Compensation Plan (the “Plan” and, as amended and restated, the “Amended Plan”). On June 18, 2010, a requisite number of ICG stockholders approved the Amended Plan, which became effective on that date.

Pursuant to the Amended Plan, (1) ICG stock unit, performance share and stock award grants made after June 17, 2009 with performance-based vesting would have a minimum restriction period of one year, and any such grants with time-based vesting would have a minimum aggregate restriction period of three years (with ratable vesting over such three-year period permitted) and (2) the Board’s authority to accelerate the time at which any restrictions may lapse on equity grants made after June 17, 2009 under the Plan are limited such that acceleration is permitted only in the cases of death, disability or retirement of the recipient or a merger, consolidation, sale, reorganization, recapitalization or change in control involving ICG. The Amended Plan did not substantively amend the Plan in any other respect.

In order to make the terms of the employment agreements of ICG’s executive officers consistent with the new provisions of the Amended Plan, on June 18, 2010, the Board approved, and Internet Capital Group Operations, Inc., a wholly-owned subsidiary of ICG, entered into, amendments to (1) the employment agreement of Walter W. Buckley, III, ICG’s Chief Executive Officer, originally dated February 28, 2007 (the “Buckley Amendment”), (2) the employment agreement of Douglas A. Alexander, ICG’s President, originally dated April 18, 2007 (the “Alexander Amendment”), and (3) the employment letter agreement of R. Kirk Morgan, ICG’s Chief Financial Officer, originally dated December 18, 2008 (the “Morgan Amendment” and, together with the Buckley Amendment and the Alexander Amendment, the “Employment Agreement Amendments”) to remove certain vesting acceleration provisions with respect to equity grants made after June 17, 2009. Other than these changes, which were made to give effect to the Amended Plan, the Employment Agreement Amendments did not substantively amend the existing employment agreements of Messrs. Buckley, Alexander and Morgan in any respect.

The foregoing description of the Amended Plan, the Employment Agreement Amendments and the changes embodied therein does not purport to be complete and is qualified in its entirety by reference to the actual text of such documents. Copies of the Amended Plan, the Buckley Amendment, the Alexander Amendment and the Morgan Amendment are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 18, 2010, ICG held its Annual Meeting. As of April 22, 2010, the record date for the Annual Meeting, there were a total of 36,017,937 shares of ICG Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, 32,765,054 shares of ICG Common Stock were represented in person or by proxy and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes with respect to each such matter.

1. ICG’s stockholders elected each of the three Class II directors set forth in the table below for election/re-election, each for a term of three years or until the relevant director’s successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas A. Decker	25,913,083	201,435	6,650,536
Thomas P. Gerrity	24,809,457	1,305,061	6,650,536
Peter K. Miller	25,913,372	201,146	6,650,536

2. ICG’s stockholders ratified the appointment of KPMG LLP as ICG’s independent registered public accountant for the fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,236,881	1,487,791	40,382	—

3. ICG’s stockholders approved an amendment to ICG’s Second Amended and Restated 2005 Omnibus Equity Compensation Plan to set minimum restriction periods with respect to certain equity awards with performance-based or time-based vesting and to place certain restrictions on ICG’s ability to accelerate the vesting of certain equity awards (see Item 5.02 above). The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,798,214	995,811	320,493	6,650,536

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Internet Capital Group, Inc. Third Amended and Restated 2005 Omnibus Equity Compensation Plan*

10.2	Amendment 2010-1 to the Employment Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III*

10.3	Amendment 2010-1 to the Employment Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander*

10.4	Letter Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and R. Kirk Morgan*

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: June 24, 2010	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Internet Capital Group, Inc. Third Amended and Restated 2005 Omnibus Equity Compensation Plan*

10.2	Amendment 2010-1 to the Employment Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III*

10.3	Amendment 2010-1 to the Employment Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander*

10.4	Letter Agreement, dated as of June 18, 2010, by and between Internet Capital Group Operations, Inc. and R. Kirk Morgan*

*	Indicates a management contract or compensatory plan or arrangement.